VOTING AGREEMENT


                  THIS VOTING AGREEMENT dated as of November 9, 1999 (the "Agreement"), is entered into by and between PSC Inc. ("PSC"), a New York corporation, and Prentice Family Partnership ("Shareholder").

                              W I T N E S S E T H :

                  WHEREAS, concurrent with the execution of this Agreement, Percon Incorporated, a Washington corporation ("Percon"), PSC and West Acquisition Corp. ("Newco"), a wholly owned subsidiary of PSC, have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Newco will merge with and into Percon (the "Merger");

                  WHEREAS, upon the consummation of the Merger, Shareholder will receive $15.00 per share in cash in exchange for shares of Percon common stock, without par value (the "Percon Common Stock"), including all of the Shares (as defined below) Beneficially Owned (as defined in Section 1 hereof) by Shareholder;

                  WHEREAS, as of the date hereof, Shareholder is the Beneficial Owner (as defined in Section 1 hereof) of the number of shares of Percon Common Stock set forth on the signature page hereto (the "Existing Shares," and together with any shares of Percon Common Stock acquired by Shareholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of options or other rights to acquire Percon Common Stock or in any other way, the "Shares");

                  WHEREAS, PSC is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of Percon unless Shareholder enters into this Agreement with PSC; and

                  WHEREAS, Shareholder believes it is in his best interest, as well as the best interest of Percon, for PSC and Percon to consummate the Merger.

                  NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained and as an inducement to PSC to incur the expenses associated with the Merger the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Definitions.  For purposes of this Agreement:

a. "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person (as hereinafter defined) shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

b.   "Person"  shall  mean  an  individual,  corporation,  partnership,  limited
     liability  company,  joint  venture,  association,   trust,  unincorporated
     organization or other entity.

c. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2. Representations and Warranties. Shareholder represents that: (a) Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) if Shareholder is an entity, Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Shareholder have been duly authorized and approved by all requisite action on the part of Shareholder and its managers, partners and/or equity holders; (c) this Agreement constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms; (d) except as set forth on the signature page hereto, Shareholder owns the Existing Shares free from any liens or encumbrances of any kind or nature, has the sole and unrestricted voting power with respect to such Existing Shares and such Existing Shares are all of the shares of Percon Common Stock directly or indirectly held or otherwise Beneficially Owned by Shareholder; and (e) the certificates representing the Existing Shares include a restrictive legend to the effect that the shares may not be transferred unless the transfer is registered under the Securities Act of 1933, as amended, or Percon is satisfied that an exemption from registration under the Securities Act of 1933, as amended, is available.

3. Voting Agreement; Proxy. Shareholder shall vote or cause to be voted all of the Shares (a) in favor of the Merger and the approval and adoption of the Merger Agreement at every meeting of shareholders of Percon at which such matters are considered and at every adjournment or postponement thereof and (b) against any Percon Acquisition Proposal at every meeting of the shareholders of Percon at which such matters are considered and at every adjournment thereof. Shareholder shall deliver to PSC immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 17), with the total number of Shares correctly indicated thereon.

4. No Transfer. Shareholder shall not sell, transfer, pledge, encumber or otherwise dispose of shares of Percon Common Stock to any third party unless, as a condition of such transfer, sale, pledge, encumbrance or other disposition, the third party shall execute a voting agreement in form acceptable to PSC (and substantially in the form of this Agreement) and such voting agreement shall be deemed a supplement to this Agreement to which all shares of Percon Common Stock then owned or thereafter acquired by the third party transferee shall be subject.
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5. No Solicitation.  Shareholder hereby agrees, in the capacity as a shareholder of Percon, that until this Agreement is terminated in accordance with its terms, neither Shareholder nor any affiliates, representatives or agents shall (and, if Shareholder is a corporation, partnership, trust or other entity, Shareholder shall cause its officers, directors, partners, and employees, representatives and agents, including but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, take any action that, if taken by Percon, would violate Section 6.8 of the Merger Agreement.

6. Other Agreements. Shareholder hereby agrees to execute and deliver at Closing
(a) the Noncompetition Agreement referenced in Section 6.1(i) of the Merger Agreement, (b) the Employment or Consulting Agreement referenced in Section 6.1(j) of the Merger Agreement and (c) a general release of Shareholder in favor of Percon and its affiliates in substantially the form attached hereto as Exhibit B. Shareholder acknowledges that Percon will publish and disclose in the Proxy Statement (as defined in the Merger Agreement) (including all documents and schedules filed with the SEC) Shareholder's identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

7. No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in PSC any direct or indirect ownership or incidence of ownership of or with respect to any shares of Percon Common Stock. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Shareholder, and PSC shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Percon or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of his duties or responsibilities as a shareholder of Percon.

8. No Voting Trusts. Shareholder agrees that Shareholder will not, nor will Shareholder permit any entity under Shareholder's control to, deposit any of the Shares in a voting trust or subject any of the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Agreement. Any such action or inaction on the part of Shareholder in violation of the foregoing provision shall be automatically null and void.

9. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of injunctive relief or other equitable remedy on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under this Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

10. Amendment and Modification. This Agreement may be amended, modified or supplemented at any time only by the written approval of such amendment, modification or supplement by Percon, Shareholder and PSC.

11. Entire Agreement. This Agreement and the Merger Agreement evidence the entire agreement among the parties hereto with respect to the matters provided for herein, and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

12. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, then this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

14. Governing Law. The validity, construction, enforcement and effect of this Agreement shall be governed by the internal laws of the State of New York, without reference to conflict of law principles of any jurisdiction (including without limitation New York) which would result in the application of the domestic substantive laws of any other jurisdiction, except that the Washington Business Corporation Act shall apply as to matters arising under such law.

15. Headings. The headings for the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

16. Successors. This Agreement shall be binding upon and inure to the benefit of Percon and PSC, and their successors, and Shareholder and Shareholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of Shareholder.

17. Termination. This Agreement shall terminate at the earlier of (i) the termination of the Merger Agreement or (ii) consummation of the transactions contemplated by the Merger Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                PSC INC.

[SEAL]
                                By:
                                Title:


                                SHAREHOLDER

                                PRENTICE FAMILY PARTNERSHIP

                                                                          [SEAL]
                                Arlen I. Prentice, General Partner

                                Number of Existing Shares: 15,500

Exceptions under Section 2(d): ________________________________________________




                                    AUTHORITY

                  The undersigned, individually, represents for the benefit of PSC that he has the complete and unrestricted power and unqualified right to execute this Agreement on behalf of Shareholder and thereby bind Shareholder under this Agreement.


_______________________                                                   [SEAL]
Date                             Arlen I. Prentice


                                CONSENT OF SPOUSE

                  I, the undersigned spouse of _______________, hereby acknowledge that I have read the foregoing Agreement and consent to its terms and to the disposition made herein of any interest I may have or acquire in the common stock of Percon through community or marital property or otherwise.

_______________________                                                   [SEAL]
Date

                                    Exhibit A

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints PSC Inc. his proxy, with power of substitution, to vote all shares of common stock of Percon Incorporated, a Washington corporation ("Percon"), owned by the undersigned at the upcoming Special Meeting of Shareholders of Percon, and at any adjournment thereof, FOR approval and adoption of the Agreement and Plan of Merger, dated as of November __, 1999, among PSC Inc., Percon and West Acquisition Corp. This proxy is coupled with an interest and is irrevocable until such time as the Shareholder Voting Agreement, dated as of November __, 1999, among the undersigned and PSC Inc. terminates in accordance with its terms. This proxy is exercisable on behalf of PSC Inc. by the President or any Vice President of PSC Inc.

                  Dated: ___________

                                                 ------------------------------
                                                 Shareholder

                                    Exhibit B